                          TAX INDEMNIFICATION AGREEMENT

                  This Tax Indemnification Agreement (this "Agreement"), is entered into this ___ day of ____________, 1997, by and between J.G. WENTWORTH & COMPANY, INC., a Delaware corporation, ("the Company"), J.G. WENTWORTH & COMPANY, INC., a Pennsylvania corporation ("JGW"), J.G. WENTWORTH FUNDING CORP., a Pennsylvania corporation ("MFC GP"), J.G. WENTWORTH STRUCTURED SETTLEMENT FUNDING CORPORATION, a Delaware corporation ("SSC GP" and together with MFC Funding and JGW, the "Corporations"), and each of James D. Delaney ("Delaney"), Michael B. Goodman ("Goodman"), ING (U.S.) Capital Corporation, Alpha Nickelberry, Edward S. Stone and Gary Veloric ("Veloric") (collectively, the "Contributing Holders").

                              W I T N E S S E T H:

                  WHEREAS, immediately prior to the date of this Agreement, Delaney and Veloric collectively held all of the issued and outstanding capital stock of JGW and SSC GP and all of the limited partnership interests in J.G. Wentworth MFC Associates, L.P., a Pennsylvania limited partners ship ("MFC");

                  WHEREAS, immediately prior to the date of this Agreement, Delaney, Goodman and Veloric collectively held all of the issued and outstanding capital stock of SSC GP;

                  WHEREAS, the Contributing Holders collectively own all of the limited partnership interest in J.G. Wentworth S.S.C. Limited Partnership, a Delaware limited partnership ("SSC" and, together with MFC, the "Partnerships");

                  WHEREAS, each of the Corporations was an S corporation within the meaning of Section 1361 of the Internal Revenue Code of 1986, as amended (the "Code"), and the corresponding provisions of state income tax law, effective from its date of incorporation through the day preceding the date of this Agreement (the "S Period");

                  WHEREAS, each of the Partnerships has been and will continue to be taxed as a partnership for federal and state income tax purposes;

                  WHEREAS, concurrently with the execution of this Agreement, pursuant to the Contribution Agreement between the Contributing Holders and the Company dated October , 1997, the Contributing Holders have contributed all of their shares of capital stock of the Corporations and all of their limited partnership interests in MFC and SSC held by them to the Company in exchange for the issuance to the Contributing Holders shares of its common stock, $.01 par value per share (the "Reorganization");

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                  WHEREAS, each of the corporations will be C corporations
within the meaning of Section 1361 of the Code and the corresponding provisions of state income tax law from the date of this Agreement and thereafter;

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

                  1. Representations and Warranties of the Parties.

                           The Contributing Holders jointly and severally
represent and warrant to the Company and the Corporations that:

                           (a) During the S Period, the Contributing Holders
duly and timely filed all tax reports and returns required to be filed by them ("Shareholder Tax Returns").

                           (b) The Contributing Holders have duly included, or
will duly include, in their Shareholder Tax Returns their allocable share of the Corporation's taxable income from all sources through and including the last business day of the S Period (the "S Corporation Taxable Income"), except for amounts owed with respect to the Corporation's Pennsylvania state corporate net income tax, which has been paid by the Corporations ("Pennsylvania CNI").

                           (c) There are no audits, inquiries, investigations or
examinations relating to any of the Shareholder Tax Returns pending, and there are no claims which have been asserted relating to any of the Shareholder Tax Returns which if determined adversely would result in the assertion by any entity of the federal government or State government of any federal or state income tax ("Tax") deficiency against the Company or the Corporations.

                  2. Indemnifications and Reimbursement.

                           (a) Except as set forth in subparagraph (c) below,
the Contributing Holders severally, but not jointly, shall be responsible for and shall indemnify and save and hold harmless the Company and the Corporations against all Tax (other than any amounts owed by the Corporations with respect to Pennsylvania CNI) imposed on the Company or the Corporations resulting from the business or operations of the Corporations or the Partnerships prior to the consummation of the Reorganization.

                           (b) The Company shall indemnify and save and hold
harmless each Contributing Holder from and against all Tax imposed on such Contributing Holder resulting from the business and operations of the Company after the consummation of the Reorganization. Further, the Company shall indemnify and hold harmless the Contributing Holders from and against Tax incurred by such Contributing Holders resulting from the receipt of any indemnification payments made to such Contributing Holders pursuant to the foregoing sentence.

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                           (c) In the event that any federal or state authority
takes any action that results in any deductions from gross income from the Partnerships and the Corporations taken by the Contributing Holders in the Shareholder Tax Returns being disallowed and the effect of such disallowance is to permit the Company or the Corporations to take such disallowed deductions or deduction from its gross income after the consummation of the Reorganization, the Company shall reimburse to the Contributing Holders an amount in cash equal to the liability for the additional Tax (and all interest and penalties owed with respect thereto) owed by the Contributing Holders resulting from such disallowance.

                           (d) The Contributing Holders or the Company, as the
case may be, shall make any payment required under this Agreement within thirty
(30) days after receipt of notice from the other party that a payment is due by such party to the appropriate authority.

                           (e) If a Tax audit is commenced with respect to the S
Period or any Tax is claimed for which the Contributing Holders would be required to indemnify the Company, written notice thereof shall be given to the Contributing Holders as promptly as practicable; provided, however, that the failure to give timely notice shall not affect rights to indemnification hereunder except to the extent that the Contributing Holders demonstrate actual damage caused by such failure. After such notice, if the Contributing Holders shall acknowledge in writing to the Company that they are obligated under the terms of their indemnity hereunder in connection with such audit or claim, then the Contributing Holders shall be entitled, if they so elect, to take control of the defense and investigation of such audit or claim and to employ and engage attorneys of their own choice to handle and defend the same, at the Contributing Holders' cost, risk and expense provided that the Contributing Holders and their counsel shall proceed with diligence and in good faith with respect thereto. If the Tax audit relates to the activities of the Company, the Company shall pay all costs and expenses related to, or in connection with, such audit. The Company shall cooperate in all reasonable respects with the Contributing Holders and such attorneys in the defense and investigation of such audit or claim and any appeal arising therefrom, and shall not enter into any agreement with any tax authority with respect to such audit or claim without the prior consent of the Contributing Holders; provided, however, that the Company may, subject to the Contributing Holders' control of the defense and investigation of such audit or claim, at its own cost, participate in the defense and investigation of such audit or claim and any appeal arising therefrom.

                  3. Deferred Tax Liability.

                           Notwithstanding the foregoing, the Contributing
Holders shall not be responsible for any portion of any deferred tax liability which may be recorded on the balance sheet of the Corporations or the Company upon termination of the S corporation status.

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                  4. Notice.


                           All notices and other communications made in
connection with this Agreement shall be in writing and shall be deemed given when delivered personally or sent by facsimile transmission to the numbers indicated below (if physical confirmation of transmission is retained) or on the third succeeding business day after being mailed by registered or certified mail, deposited in the United States mail, postage prepaid, return receipt requested, to the appropriate party at its, his or her address below or at such other address for such party (as shall be specified by written notice when in fact delivered pursuant hereto):


                           If to the Company at:

                                    J.G. Wentworth & Company, Inc.
                                    The Graham Building
                                    15th and Ranstead Streets
                                    10th Floor
                                    Philadelphia, PA 19102

                           If to the Contributing Holders, at:

                                    the address of such
                                    Contributing Holder
                                    as last appears in the books
                                    and records of the Company

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                  IN WITNESS WHEREOF, the parties have executed this Agreement, as of this day of ___________________, 1997.

                                       J.G. WENTWORTH & COMPANY, INC.,
                                            a Delaware corporation


                                            Name:
                                            Title:

                                       J.G. WENTWORTH & COMPANY, INC.,
                                            a Pennsylvania corporation

                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                       J.G. WENTWORTH FUNDING CORP.,
                                            a Pennsylvania corporation

                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                       J.G. STRUCTURED SETTLEMENT FUNDING CORP.,
                                            a Delaware corporation

                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:

[signatures contained on following page]



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                    [signatures continued from previous page]

The Contributing Holders:


                                          --------------------------------------
                                                     James D. Delaney


                                          --------------------------------------
                                                     Michael B. Goodman

                                          ING (U.S.) CAPITAL CORPORATION

                                          By
                                             -----------------------------------
                                             Name:
                                             Title:


                                          --------------------------------------
                                                     Alpha Nickelberry


                                          --------------------------------------
                                                     Edward S. Stone


                                          --------------------------------------
                                                     Gary Veloric